Exhibit 99.1

-------------------------------------------------------------------------------
[LOGO]   NEWS RELEASE
-------------------------------------------------------------------------------

For Immediate Release

Contacts:

Eric S. Bruner
TSYS Media Relations
+1.706.644.8457
ebruner@tsys.com

                    TSYS Concludes Negotiations With Citibank

Columbus, Ga., June 24, 2005 -- TSYS has ended its negotiations with Citibank related to continuing its processing services for the Sears, Roebuck and Co. card portfolio.

         TSYS received official notification today that Citibank plans to migrate all of the Sears consumer MasterCard and private-label accounts from TSYS in a deconversion that is expected to occur in the second quarter of 2006. TSYS expects to continue supporting commercial-card accounts for Citibank and Sears, as well as Citibank's California Commerce consumer accounts, according to the terms of the existing agreements for those portfolios.

         The Citibank decision will not impact the company's previously announced guidance of net income growth in the range of 22-25 percent for 2005.

About TSYS

         TSYS (www.tsys.com) is one of the world's largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia-Pacific. Based in Columbus, Ga., TSYS (NYSE: TSS) is closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine's "Most Admired Companies" and a member of its "100 Best Companies to Work For" Hall of Fame. For more information, contact news@tsys.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected deconversion of the Sears consumer MasterCard and private-label accounts in the second quarter of 2006; TSYS' expectation that it will continue supporting commercial-card accounts for Citibank and Sears, as well as Citibank's California Commerce consumer accounts; TSYS' expected net income growth for 2005; and the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income for 2005, an increase in revenues before reimbursable items of

                                   -- more --

TSYS concludes negotiations with Citibank/p. 2

30-33 percent; Vital Processing Services adding $225-235 million in annual revenues; accounts on file at the end of 2005 increasing to approximately 430 million-435 million; and no significant client losses or additions through 2005, other than those previously announced. These statements are based on the current beliefs and expectations of TSYS' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to: TSYS does not deconvert the Sears consumer MasterCard and private-label accounts as currently scheduled; Citibank decides to terminate the existing agreements for the commercial-card accounts of Sears and Citibank, and Citibank's California Commerce consumer accounts; the inaccuracy of any of the assumptions upon which TSYS is basing its 2005 net income guidance; the costs and effects of litigation, investigations or similar matters, or adverse facts and developments relating thereto; and no material breach of the security of any of our systems. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities Exchange Commission, including our Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

                                       ###